AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED

SENIOR MANAGEMENT CHANGE OF CONTROL AGREEMENT

This Amendment No. 1 to the Amended and Restated Change of Control Agreement (“Amendment No. 1”) is entered into as of March 30, 2006, by and between Robert F. O’Connell of Walpole, Massachusetts (the “Executive”) and Patriot National Bank, a national banking association with headquarters located in Stamford, Connecticut (the “Bank”).

W I T N E S S E T H

WHEREAS, the Executive and the Bank entered into a Senior Management Change of Control Agreement, dated as of May 1, 2001 (the “Original Change of Control Agreement”);

WHEREAS, the Original Change of Control Agreement was subsequently amended and restated pursuant to an Amended and Restated Senior Management Change of Control Agreement, dated as of November 3, 2003 (the “Amended and Restated Agreement”); and

WHEREAS, in accordance with the requirements of Section 6 of the Amended and Restated Agreement, the Executive and the Bank desire to enter into this Amendment No. 1 to amend one provision of the Amended and Restated Agreement to more accurately reflect the agreement between the parties;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter described and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Executive and the Bank hereby amend the Amended and Restated Agreement as set forth below.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Amended and Restated Agreement.

1. The second sentence of Section 2(a) of the Amended and Restated Agreement is hereby deleted in its entirety and replaced with the following sentence:

The Change of Control Payment shall be made as a lump sum cash payment equal to the greater of: (A) two times the Executive’s annual base salary (calculated as of the date of the Change of Control or, in the case of Section 2(a)(ii), calculated as of the date of prior termination), or (B) two times the Executive’s total compensation, including salary and any cash incentive compensation, from Bank for services rendered for the last full calendar year immediately preceding the Change of Control.

2.  Except as amended by this Amendment No. 1, the Amended and Restated Agreement is hereby affirmed and ratified and shall, in all other respects, remain in full force and effect.

3. This Amendment No. 1 may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the Executive and the Bank have executed this Amendment No. 1 on the date first set forth above.

PATRIOT NATIONAL BANK

By: /s/ Angelo De Caro
Angelo De Caro
Chairman of the Board of Directors

By: /s/ Charles F. Howell
Charles F. Howell
President and Chief Executive Officer

EXECUTIVE:

/s/ Robert F. O’Connell
Robert F. O’Connell